UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2011

MAD CATZ INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7480 Mission Valley Road, Suite 101 San Diego, California 92108
(Address of Principal Executive Offices)

(619) 683-9830

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2011, an amendment to the Mad Catz Interactive, Inc. Stock Option Plan – 2007 (the “Plan”) to increase the number of shares reserved and authorized for issuance thereunder by 3,000,000 shares, was approved by the shareholders of Mad Catz Interactive, Inc. (the “Company”) and became effective at the Annual and Special Meeting of Shareholders of the Company. Employees, officers, directors and consultants of the Company or its affiliates are eligible to participate in the Plan. The terms of the Plan, as amended, were previously disclosed in the Company’s Management Proxy Circular and Proxy Statement for the Company’s 2011 Annual and Special Meeting of Shareholders filed with the Securities and Exchange Commission on July 15, 2011. A copy of the Plan, as amended, is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On August 18, 2011, the independent members of the Company’s Board of Directors approved amendments to the Company’s compensation program for its executive officers. The independent directors approved an executive bonus plan for fiscal 2012, pursuant to which each executive officer is eligible to receive a target bonus equal to a percentage of the executive officer’s fiscal 2012 base salary if applicable performance objectives are met. The performance objectives established by the independent directors are based primarily upon the Company’s earnings per share in fiscal 2012, after accrual of bonuses thereunder and the excluding non-cash income statement impact of the change in warrant liability related to the warrants issued by the Company in the April 2011 private financing. The independent directors also established individual performance objectives for fiscal 2012 related to each executive officer’s position and responsibilities within the Company. The executive officers’ fiscal 2012 target award percentage and target bonus award are set forth below.

Name	Title	Target Award as % of Salary	Target Award
Darren Richardson	President and Chief Executive Officer of the Company	60%	$246,580
Allyson Evans	Chief Financial Officer of the Company	50%	$125,000
Brian Andersen	Chief Operating Officer of the Company	50%	$133,597
Whitney Peterson	Vice President and General Counsel of Mad Catz, Inc.	50%	$133,597

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual and Special Meeting of Shareholders on August 18, 2011, at which the following matters were considered with the following votes cast:

Election of Directors:

Nominee	Number of Shares Voted For	Number of Shares Withheld	Number of Broker Non-Votes
Thomas R. Brown	15,908,777	1,317,540	29,693,286
Robert J. Molyneux	15,824,894	1,399,423	29,693,286
Darren Richardson	16,105,879	1,120,438	29,693,286
William Woodward	16,490,415	735,902	29,693,286

Appointment of KPMG LLP as our Independent Registered Public Accounting Firm and Auditor and the authorization of the Board of Director to approve the Independent Registered Public Accounting Firm and Auditor’s remuneration:

Number of Shares	Number of Shares	Number of Broker
Voted For	Voted Against	Non-Votes
46,009,124	910,479	0

Approval of a special resolution authorizing an amendment to the Company’s Articles to effect, at the discretion of the Board of Directors, a reverse stock split of the Company’s currently issued and outstanding Common Stock at a ratio within the range of one post-split share for every three pre-split shares to one post-split share for every five pre-split shares, with the final decision whether to proceed with the reverse stock split and the exact ratio and timing of the reverse stock split to be determined by the Board of Directors, in its discretion, if at all, prior to March 31, 2012:

Number of Shares Voted For	Number of Shares Voted Against	Number of Broker Non-Votes
35,740,666	11,178,935	2

Amendment to the Mad Catz Interactive, Inc. Stock Option Plan – 2007 to increase the number of shares reserved and authorized for issuance thereunder by 3,000,000 shares:

Number of Shares Voted For	Number of Shares Voted Against	Number of Broker Non-Votes
9,579,552	7,646,766	29,693,285

Approval of a resolution confirming By-law Number 3, which amends By-law Number 2 of the Company, to increase the quorum requirements for meetings of shareholders of the Company to a minimum of 2 persons, being either shareholders or proxyholders, holding or representing, in the aggregate not less than a majority of the votes entitled to be cast at the meeting:

Number of Shares Voted For	Number of Shares Voted Against	Number of Broker Non-Votes
38,942,529	7,977,072	2

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1 Amendedand Restated Mad Catz Interactive, Inc. Stock Option Plan – 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2011	MAD CATZ INTERACTIVE, INC.

	By:	/S/ ALLYSON EVANS
	Name:	Allyson Evans
	Its:	Chief Financial Officer